UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) February 27, 2008

Cohesant, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-53007	20-3580013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23400 Commerce Park Road, Beachwood, Ohio	44122
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (216) 416-7000

CIPAR Inc.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Amended and Restated Certificate of Incorporation (the "Articles") changing the Company’s name to Cohesant Inc was filed with the Delaware Secretary of State on February 11, 2008. A copy of the Articles was filed as Exhibit 3.1 to the Company’s Registration Statement on Form 10-SB filed with the SEC on January 8, 2008 and is incorporated herein by reference.

Item 8.01 Other Events.

On February 27, 2008, Cohesant Inc. (formerly known as CIPAR Inc.) (the "Company") issued a joint press release with its former parent company, Cohesant Technologies Inc. ("Cohesant Technologies") announcing that, Cohesant Technologies had completed the sale of its GlasCraft Inc subsidiary accomplished through the merger of Cohesant Technologies with Graco Indiana Inc., a wholly-owned subsidiary of Graco Inc. Under the terms of the merger, each share of common stock of Cohesant Technologies, other than shares, if any, owned by Graco Inc. or Graco Indiana Inc., was cancelled and automatically converted into the right to receive $9.43 per share in cash, without interest. Each option to purchase Common Stock outstanding immediately prior to the effective time of the merger was cancelled and converted into the right to receive the excess, if any, of $9.43 over the exercise price for such option, without interest.

Immediately prior to the closing of the Merger, the Company was spun off from Cohesant Technologies by means of a special taxable dividend of one share of Company common stock for each share of Cohesant Technologies common stock. The Company’s shares are expected to trade in the over-the-counter market.

A copy of the press release issued by the Company and Cohesant Technologies on February 27, 2008 is attached hereto as Exhibit 99.1, which press release is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation*

99.1	Press Release, dated February 27, 2008.

* Incorporated by reference to exhibit of the same number to Registration Statement on Form 10-SB filed January 8, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COHESANT, INC.

Date:	February 27, 2008	By:	/s/ Robert W. Pawlak
Robert W. Pawlak, Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Exhibit

3.1	Amended and Restated Certificate of Incorporation*

99.1	Press Release, dated February 27, 2008.

* Incorporated by reference